UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

Bankrate, Inc.

Delaware	1-35206	65-0423422
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, 22nd Floor

New York, New York 10019

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (917) 368-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on November 8, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 2, 2017, by and among Bankrate, Inc. (the “Company”), Red Ventures Holdco, LP, a North Carolina limited partnership (“Parent”), and Baton Merger Corp., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on November 8, 2017, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned indirect subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

On November 8, 2017, in connection with the Merger, the Company repaid in full all indebtedness, liabilities and other obligations under, and terminated, the $70,000,000 Revolving Credit Agreement, dated as of August 7, 2013 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent. The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreement.

On October 12, 2017, in connection with the Merger, the Company provided a notice of redemption in respect of all of its outstanding 6.125% Senior Notes due 2018 (the “Senior Notes”). The Senior Notes will be redeemed on November 11, 2017 in accordance with the Indenture, dated as of August 7, 2013 (the “Indenture”), by and among the Company, as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”). In connection with the redemption of the Senior Notes, the Company has caused to be irrevocably deposited with the Trustee cash in an amount sufficient to pay the redemption price payable in respect of all outstanding Senior Notes (including accrued and unpaid interest on the Senior Notes to, but excluding, the redemption date), and all other sums payable by the Company under the Indenture. On November 8, 2017, at the request of the Company and pursuant to the provisions of the Indenture, the Trustee discharged the Indenture (other than with respect to those obligations under the Indenture that expressly survive satisfaction and discharge).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 8, 2017, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company and shares of Common Stock owned by stockholders of the Company who properly demanded and did not withdraw a demand for, or lose their right to, appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware, collectively, the “excluded shares”) was automatically cancelled and converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”). The aggregate cash paid by Parent in the Merger (including certain debt repaid by the Company in connection with the Merger) was approximately $1.4 billion, and was funded by Parent with the proceeds of term loans under Parent’s credit facility.

As of the Effective Time (unless otherwise agreed between Parent and a holder of a Company equity award), (i) each option to acquire shares of Common Stock, whether vested or unvested, that was outstanding immediately prior to the Effective Time became fully vested and converted into the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Merger Consideration over the applicable exercise price of such option, multiplied by (B) the number of shares subject to such option, and (ii) each restricted stock award and restricted stock unit award that was outstanding immediately prior to the Effective Time (A) became fully vested, in the case of any such award that vests solely based on continued service, or (B) became vested to the extent provided for in the underlying award agreement, in the case of any such award that vests based on performance, and, in each case, converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each vested share of Common Stock subject to such award.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.01 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 7, 2017, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that the NYSE (i) suspend trading of the Common Stock on the NYSE, (ii) withdraw the Common Stock from listing on the NYSE prior to the open of trading on November 9, 2017, and (iii) file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on the NYSE.

The Company intends to file a Form 15 with the SEC terminating registration of the shares of Common Stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all outstanding shares of Common Stock (other than excluded shares), options to acquire shares of Common Stock, and restricted stock awards and restricted stock units with respect to shares of Common Stock were cancelled and converted into the right to receive the respective consideration specified in the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned indirect subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, at the Effective Time, the Company’s directors and executive officers ceased serving as directors and executive officers of the Company. The resignations of the Company’s directors were not as a result of any disagreements between the Company and the resigning directors on any matters relating to the Company’s operations, policies or practices.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the bylaws of Merger Sub became the bylaws of the Company. A copy of the bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, Parent issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among Bankrate, Inc., Red Ventures Holdco, LP and Baton Merger Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 7, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of Bankrate, Inc.

3.2	Third Amended and Restated Bylaws of Bankrate, Inc.

99.1	Press Release, dated November 8, 2017.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among Bankrate, Inc., Red Ventures Holdco, LP and Baton Merger Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 7, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of Bankrate, Inc.

3.2	Third Amended and Restated Bylaws of Bankrate, Inc.

99.1	Press Release, dated November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATON HOLDING, LLC
(as successor to Bankrate, Inc.)

Date: November 8, 2017	By:	/s/ Mark A. Brodsky
	Name:	Mark A. Brodsky
	Title:	Vice President